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                                                                   EXHIBIT 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statements of Parametric Technology Corporation on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528, 33-61485, 333-38629, 333-28495, 333-22169, 333-
44701 and 333-56287) of our reports dated October 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Parametric Technology Corporation as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 1998